UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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UNITED MORTGAGE TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2015

Dear Shareholder:

On behalf of our Board of Trustees, I cordially invite you to attend the 2015 Annual Meeting of Shareholders (“Annual Meeting”) of United Mortgage Trust, a Maryland real estate investment trust (“Company”). Notice is hereby given that the Annual Meeting will be held on June 24, 2015, at 3:00 p.m., Central Daylight Time, at the Company’s principal executive office at 1301 Municipal Way, Suite 230, Grapevine, Texas 76051. We look forward to your attendance.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be acted upon by our shareholders. A report on our results from operations will also be presented at the 2015 Annual Meeting of Shareholders, and our shareholders will have an opportunity to ask questions.

Your vote is very important. Regardless of the number of shares of beneficial interest you own, it is very important that your shares be represented at the 2015 Annual Meeting of Shareholders. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE 2015 Annual MEETING OF SHAREHOLDERS IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the accompanying proxy card and returning it in the accompanying self-addressed postage-paid return envelope. You also may authorize a proxy via the Internet at www.cstproxyvote.com or by telephone by dialing toll-free 1-866-894-0537. Please follow the directions provided in the proxy statement. This will not prevent you from voting in person at the 2015 Annual Meeting of Shareholders, but will assure that your vote will be counted if you are unable to attend the 2015 Annual Meeting of Shareholders.

YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER, AND FOR YOUR CONTINUED SUPPORT OF, AND INTEREST IN, OUR COMPANY.

We appreciate your continued support of United Mortgage Trust and encourage you to vote today.

Sincerely,

By Order of our Board of Trustees

/S/ Charles M. Gillis

Charles M. Gillis

Chairman

Grapevine, Texas

April 29, 2015

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UNITED MORTGAGE TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 24, 2015

To the Shareholders of United Mortgage Trust:

You are cordially invited to attend the 2015 Annual Meeting of Shareholders (“Annual Meeting”) of United Mortgage Trust, a Maryland real estate investment trust (“Trust”). Notice is hereby given that the Annual Meeting will be held on Wednesday, June 24, 2015, at 3:00 p.m. local time, at the Trust’s executive offices at 1301 Municipal Way, Suite 230, Grapevine, Texas 76051, for the following purposes:

1.	The election of five trustees to serve until our Annual Meeting of Shareholders to be held in 2016 or until such trustees’ successors are duly elected and qualify;

2.	The approval, on a non-binding advisory basis, of executive compensation.

3.	Ratification of the selection of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

4.	To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only holders of record of our shares of beneficial interest at the close of business on April 24, 2015 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. A list of all shareholders as of April 24, 2015 will be open for inspection at the Trust’s executive offices at 1301 Municipal Way, Suite 230, Grapevine, Texas 76051 for the ten-day period immediately preceding the Annual Meeting. We reserve the right, in our sole discretion, to adjourn or postpone the Annual Meeting to provide more time to solicit proxies for the meeting.

Your vote is very important even if you own only a small number of shares. You may vote your shares either in person or by proxy. In order to vote in person, you must attend the Annual Meeting. Shareholders may submit their proxy via mail in the pre-addressed envelope provided or via telephone, fax or Internet. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card. Investors with multiple accounts will receive a separate card for each account.

Please feel free to contact our Investor Services team at 1-800-955-7917 if you have any questions or need additional information.

We appreciate your continued support of United Mortgage Trust and encourage you to vote today.

By Order of our Board of Trustees

Charles M. Gillis

Chairman

Grapevine, Texas

April 29, 2015

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON Wednesday, JUNE 24, 2015.

The proxy statement and annual report to shareholders is available at http://www.unitedmortgagetrust.com.

For directions to the Annual Meeting, please call 1-800-955-7917.

You will need your company id, proxy number and account number to vote your shares. These are located on your proxy card.

Please sign and date the accompanying proxy card and return it promptly in the accompanying self-addressed postage-paid return envelope whether or not you plan to attend. You also may authorize a proxy electronically via the Internet at www.cstproxyvote.com or by telephone by dialing toll-free 1-866-894-0537. Instructions are included with the proxy card. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously have returned your proxy card or authorized a proxy electronically. You may revoke your proxy at any time prior to its exercise.

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UNITED MORTGAGE TRUST

1301 Municipal Way, Suite 230

Grapevine, Texas 76051

____________________

Proxy Statement

_____________________

Annual Meeting of shareholders
To Be Held June 24, 2015

_______________________________

We are providing these proxy materials in connection with the solicitation by the Board of Trustees of United Mortgage Trust (“UMT,” the “Trust,” “we,” “our,” or “us”), a Maryland real estate investment trust, of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held Wednesday, June 24, 2015, at 3:00 p.m. local time, at the Trust’s executive offices at 1301 Municipal Way, Suite 230, Grapevine, Texas 76051, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. We reserve the right, in our sole discretion, to adjourn the Annual Meeting to provide more time to solicit proxies for the meeting.

This proxy statement, form of proxy and voting instructions are first being mailed or given to shareholders on or about May 7, 2015.

Shareholders Entitled to Vote

Holders of our shares of beneficial interest at the close of business on April 24, 2015 (the “Record Date”) are entitled to receive this notice and to vote their shares at the Annual Meeting. As of the Record Date, there were 6,425,000 shares of beneficial interest outstanding. Each share is entitled to one vote on each matter properly brought before the Annual Meeting.

QUESTIONS AND ANSWERS

We are providing you with this proxy statement, which contains information about the items to be voted upon at the Annual Meeting. To make this information easier to understand, we have presented some of the information below in a question and answer format.

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Trustees is soliciting your proxy to vote your shares of UMT at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission, or the “SEC”, and is designed to assist you in voting.

When is the Annual Meeting and where will it be held?

The Annual Meeting will be held on Wednesday, June 24, 2015, at 3:00 p.m. local time, at the Trust’s executive offices at 1301 Municipal Way, Suite 230, Grapevine, Texas 76051.

Who is entitled to vote, and how many shares can vote?

Only shareholders who owned our shares at the close of business on April 24, 2015, the Record Date, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting or any adjournments or postponements thereof. As of the close of business on April 24, 2015, there were 6,425,000 shares outstanding. Each share is entitled to one vote on each matter properly brought before the Annual Meeting.

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What constitutes a quorum?

If 50% of the shares of beneficial interest outstanding on the Record Date are present at the Annual Meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

What may I vote on?

You may vote: (i) to elect five trustees, each to hold office for a one-year term expiring at the 2016 Annual Meeting of Shareholders and until his successor is duly elected and qualifies; (ii) to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the year ending December 31, 2015; and (iii) on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

How does the Board of Trustees recommend I vote on the proposals?

Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our Board of Trustees. Our Board of Trustees recommends that you vote your shares “FOR ALL” nominees to our Board of Trustees, for the approval of the non-binding proposal regarding executive compensation, and you vote your shares “FOR” the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for the year ending December 31, 2015. No trustee has informed us that he intends to oppose any action intended to be taken by us.

How do I vote?

You may vote your shares either in person or by proxy. In order to vote in person, you must attend the Annual Meeting. Whether or not you plan to attend the meeting and vote in person, we urge you to have your vote recorded by authorizing a proxy and giving the proxy holder permission to vote your shares at the Annual Meeting. The proxy holders will vote your shares as you instruct, unless you return your signed proxy card, or authorize a proxy by telephone or over the Internet, but do not indicate how you wish to vote. In this case, the proxy holders will vote in accordance with the recommendation of the Board of Trustees or, in the absence of such a recommendation, in the discretion of the proxy holders.

Shareholders may submit their proxy via mail or fax, using the enclosed proxy card. In addition, shareholders of record may authorize a proxy by following the “Telephone” instructions on the enclosed proxy card. Shareholders of record with Internet access may authorize a proxy by following the “Internet” instructions on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to authorize a proxy and confirm that their instructions have been properly recorded. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes or proxies that you submitted will be superseded by the vote that you cast at the Annual Meeting. The proxy holders will not vote your shares if you do not return the enclosed proxy card or authorize your proxy by telephone or over the Internet. This is why it is important for you to return the proxy card or authorize your proxy by telephone or over the Internet as soon as possible whether or not you plan on attending the meeting in person.

What vote is required to approve each proposal that comes before the Annual Meeting?

To elect the trustee nominees and to approve the nonbinding proposal, the affirmative vote of a majority of our shares present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the proposal. To ratify the appointment of Whitley Penn LLP, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present must be cast in favor of the proposal. Abstentions and broker non-votes will count as votes against the proposal to elect the trustee nominees and to approve the non-binding proposal but will have no impact on the proposal to ratify the appointment of Whitley Penn LLP.

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Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposals can be acted upon. YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting shareholder votes. We encourage you to participate in the governance of UMT and welcome your attendance at the Annual Meeting.

What if I return my proxy card and then change my mind?

You have the right to revoke your proxy at any time before the vote by:

•	providing written notice of such revocation to Donna Lawson, at the Trust’s corporate address;

•	properly signing and submitting a new proxy card with a later date;

•	authorizing a new proxy by telephone or Internet (your latest telephone or Internet proxy is counted); or

•	voting your shares in person at the Annual Meeting. Attending the Annual Meeting will not revoke your proxy unless you specifically request it.

If you hold your shares in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

How will voting on any other business be conducted?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the Annual Meeting. If any other business is properly presented at the Annual Meeting and you are authorizing a proxy, your proxy grants the proxy holder the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Who pays the cost of this proxy solicitation?

The costs of proxy solicitation will be borne by us. In addition to the mailing of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our trustees and officers who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our shareholders.

Who should I call if I have any questions?

If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

Investor Services

1301 Municipal Way, Suite 100

Grapevine, TX 76051

1-800-955-7917

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PROPOSAL 1 – ELECTION OF TRUSTEES

Our Declaration of Trust provides for not less than three or more than nine Trustees, a majority of whom must be Independent Trustees, except during a period of not more than 60 days after the death, removal or resignation of an Independent Trustee. We currently have five Trustees, all of whom are Independent Trustees. We use the definition of “Independent Trustee” from Article II, Section 1(u) of our Declaration of Trust. We have included that definition, along with definitions of certain other terms used in that definition, in Appendix A to this Proxy Statement.

A total of five trustees are scheduled to be elected at the Annual Meeting to serve for a one-year term and until their successors are duly elected and duly qualified. The nominees for members of our Board of Trustees are set forth below. Unless authorization is withheld, the persons named as proxies will vote FOR ALL nominees for trustees listed below unless otherwise specified by the shareholder. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he or she will serve on our Board of Trustees for a one-year term ending on the date of the 2015 Annual Meeting of Shareholders and until their successors are elected and duly qualified. In the event any nominee is unable or declines to serve at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Trustees to fill the vacancy. In the event that additional persons are nominated for election as trustees, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominees. As of the date of this Proxy Statement, our Board of Trustees is not aware of any nominee who is unable or will decline to serve as a trustee. All of the nominees listed below already are serving as our trustees and constitute all of our current trustees. We are not aware of any family relationship among any of the nominees to become trustees or executive officers of the Trust. Each of the nominees for election as trustee has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a trustee, except that such nominees agreed to serve as our trustees if elected.

The election to our Board of Trustees of each of the five nominees identified in this Proxy Statement will require a plurality of the votes cast, in person or by proxy, at the Annual Meeting.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE FIVE NOMINEES IDENTIFIED BELOW.

Nominees to Board of Trustees

The names and ages of the persons nominated for election as our trustees and the month and year in which each became a trustee are set forth below:

Name	Age	Offices Held	Month and Year Became Trustee

Charles M. Gillis	65	Chairman of the Board, Independent Trustee	April 2008
Michele A. Cadwell	63	Independent Trustee	August 1997
Phillip K. Marshall	65	Independent Trustee	November 2006
Roger C. Wadsworth	67	Independent Trustee	November 2006
Leslie J. Wylie	63	Independent Trustee	August 2009

Trustee Qualifications

We believe our Board of Trustees should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to our operations and interests. Each trustee is expected to possess the following characteristics:

•         exhibit high standards of integrity, commitment and independence of thought and judgment;

•         use his or her skills and experiences to provide independent oversight to our business; participate in a constructive and collegial manner;

•         be willing to devote sufficient time to carrying out their duties and responsibilities effectively;

•         devote the time and effort necessary to learn our business and our Board of Trustees;

•         represent the long-term interests of all shareholders.

•         be accomplished in their respective fields, with superior credentials and recognition

•         have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•         represent the long-term interests of our shareholders as a whole; and

•         represent a diversity of background and experience.

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To meet the above expertise and experience criteria, our Board of Trustees seeks nominees with skills in areas such as: finance; real estate; strategic planning; leadership of business organizations; and legal matters. In addition to those targeted skill areas, our Board of Trustees looks for a strong record of achievement in key knowledge areas that it believes are critical to add value to the board, including:

Strategy — knowledge of our business model, the formulation of business strategies, knowledge of key competitors and markets;

Leadership — skills in coaching and working with senior executives and the ability to assist the Chief Executive Officer;

Relationships — understanding how to interact with investors, accountants, attorneys, analysts and markets in which we operate; and

Functional — understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues, information technology and marketing.

While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of our trustees, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will contribute to the efficient functioning of our Board of Trustees and to the fulfillment of its responsibilities. Members of our Board of Trustees annually review our Board of Trustees’ composition by evaluating whether our Board of Trustees has the right mix of skills, experience and backgrounds.

Business Experience of Nominees

The following is a summary of the business experience of the nominees for election as our trustees.

Charles M. Gillis. Mr. Gillis has served as an independent trustee of the Company since April 2008. He is an attorney who has been in private practice since 1978. From 1988 through 2000, Mr. Gillis was a partner in the law firm of Gillis & Slogar. From 2000 through the present, Mr. Gillis is a partner at the law firm of Gillis, Paris & Heinrich, PLLC in Houston, Texas. Mr. Gillis practices in the area of Federal income tax with an emphasis on real estate, mergers and acquisitions and international taxation. Mr. Gillis has been an expert witness in legal matters involving Federal income tax and securities. Mr. Gillis is a 1971 graduate of the University of California at Los Angeles, a 1974 graduate of Bates College of Law, University of Houston (and a member of its honor society) and a 1975 Masters of Law (In Taxation) graduate of New York University. He is admitted to both the Texas and California bars. Mr. Gillis has been frequently listed in The Bar Register of Preeminent Lawyers published by Martindale-Hubbell. Mr. Gillis serves as Chairman of the Board of Trustees, and is a member of the Audit Committee, Business Model Committee, and Financial Reporting Committee. Our Board of Trustees nominated Mr. Gillis to serve as a trustee due to his legal and taxation expertise, particularly in the real estate industry. Our Board of Directors believes that Mr. Gillis brings a unique and valuable perspective to our Board of Directors.

Michele A. Cadwell. Ms. Cadwell has been one of the Company’s independent trustees since August 1997. She was a fee attorney for Commonwealth Land Title of Dallas, Texas, from 1999 until May, 2006, when she returned to private practice as an attorney for the oil and gas industry. From 1998 to 1999, Ms. Cadwell was Manager – Onshore Land Operations with EEX Corp.  Her primary responsibilities included drafting and negotiating exploration and marketing agreements, analysis of legislation and regulatory proposals, researching complex mineral titles, organization and management of non-core property divestitures, settlement of land owner disputes and advising and testifying on matters before the Oklahoma Corporation Commission. From 1980 until 1998 she was employed with Enserch Exploration, Inc. as Senior Land Representative. Ms. Cadwell is a 1974 graduate of the University of Oklahoma with a Bachelors of Arts Degree in English and a Juris Doctor Degree in 1978. She is admitted to both the Oklahoma and Texas bars. Ms. Cadwell is a member of the Investment Committee, Business Model Committee, and Liquidity Committee. Our Board of Trustees determined that Ms. Cadwell should be nominated for election due to her legal expertise and insight with respect to real estate contract negotiations, her operational experience, and her corporate leadership skills.

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Phillip K. Marshall. Mr. Marshall has served as one of the Company’s independent trustees since September, 2006.   From May, 2007 to the present, Mr. Marshall has served as Chief Financial Officer of RCI Hospitality Holdings, Inc., a publicly traded restaurant and entertainment company.  From 2003 to May 2007, he has served as Chief Financial Officer of CDT Systems, Inc., a publicly-held company located in Addison, Texas that is engaged in water technology. From 2001 to 2003, he was a principal of Whitley Penn, independent certified public accountants. Prior to 2001, Mr. Marshall served as Director of Audit Services at Jackson & Rhodes PC and was previously an audit partner at Toombs, Hall and Foster and at KPMG Peat Marwick. Mr. Marshall received a BBA in Accounting, Texas State University in 1972. He is a Certified Public Accountant. Mr. Marshall is Chairman of the Audit Committee. Mr. Marshall is a member of the Audit Committee, Financial Reporting Committee, and Liquidity Committee. Our Board of Trustees selected Mr. Marshall to serve as a trustee in part due to his financial and accounting expertise, as well as his knowledge of the financial markets in which we operate. Our Board of Trustees believes that his experience as a partner at a public accounting firm, as well as his previous service on the Board of Trustees of a real estate investment trust, will bring value to us, particularly in his role as the Audit Committee Chairman and Audit Committee financial expert.

Roger C. Wadsworth. Mr. Wadsworth has served as one of the Company’s independent trustees since September 2006. Since 2003, he has served as the National Director and Board Member of The National Due Diligence Alliance, Inc., a non-profit trade association of Independent FINRA Broker-Dealer and Investment Advisory firms.  From 2002 to 2014 he served as Chief Operating Officer of IMS Securities, Inc., a Financial Industry Regulatory Authority (“FINRA”) member firm.  He holds FINRA Series 7, 24, 66 and 77 Licenses and is a licensed insurance agent in the State of Texas.  From 1988 to 2002, he served as the Senior Vice President & Chief Administrative Officer of INVESTools, Inc. NASDAQ: SWIM (formerly Telescan, Inc.), a publicly-held company in the financial data, information, and analysis industry.  INVESTools is now a part of TD AMERITRADE.  Prior to 1988, he was the Co-Founder and Vice President of Information Management Services, Inc., a financial consulting and management firm. Mr. Wadsworth received a Bachelor of Business Administration in Finance from the University of Houston in 1971.  Mr. Wadsworth is a member of the Investment Committee, Business Model Committee, and Audit Committee. Our Board of Trustees nominated Mr. Wadsworth to serve as a trustee due to his previous experience with our affiliates and his understanding of the financial markets through which we offer our shares for sale. Our Board of Trustees believes that this experience will bring valuable operational expertise and insight to the Board of Trustees.

Leslie J. Wylie. Ms. Wylie has served as an independent trustee of the Company since July 29, 2009. Currently, Ms. Wylie serves as Sr. Vice President of Sellers Energy, LLC as an oil and gas consultant. From 2006 through March 2015, she served as Sr. Vice President and General Counsel for Trek Resources, Inc., a Dallas based oil and gas producer, where she is responsible for all legal, land and land administration functions.  From 2003-2006, she was Vice president – Legal, Land and Regulatory for Crosstex Energy Services, LP, a mid-stream oil and gas company.  Ms. Wylie has held land and legal managerial and/or officer positions with ENSERCH Corporation, EEX Corporation, PGS Reservoir Consultants, Inc. Hilcorp Energy Company, and various other oil and gas independents.  Ms. Wylie has extensive experience in general corporate business and contractual matters, complex transactions, acquisitions and divestitures and has worked on several international projects for her employers. Ms. Wylie is licensed by the State Bars of Oklahoma and Texas, is a Certified Professional Landman and holds a B.A. degree from Oklahoma State University and a J.D. degree from the University of Tulsa College of Law. Ms. Wylie is a member of the Financial Reporting Committee, Investment Committee, and Liquidity Committee. Our Board of Trustees determined that Ms. Wylie should be nominated for election based on her experience as an executive officer of sizeable businesses, knowledge of real estate contract law, and land management expertise.

Board Committees and Meetings

The following represents the current standing committees formed by the Board of Trustees, and their stated objectives, as of December 31, 2014:

•	Investment Committee – The Investment Committee consists of Ms. Cadwell, Mr. Wadsworth (Chairman), and Ms. Wylie. The Investment Committee monitors UMT’s portfolio mix in order to maximize yield and manage risk, determine asset allocation, and review new investment opportunities.
•	Financial Reporting Committee – The Financial Reporting Committee consists of Mr. Gillis, and Mr. Marshall and Ms. Wylie (Chairman). The financial reporting committee reviews content, form and frequency of financial reporting to shareholders and our selling group. This committee also determines the need for supplemental reporting as trust performance and market conditions change.

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•	Business Model Committee – The Business Model Committee consists of Ms. Cadwell, Mr. Gillis (Chairman), and Mr. Wadsworth. The Business Model Committee establishes UMT’s primary investment objectives, oversees the development and maintenance of management’s internal planning tools used to assess performance, and makes recommendations regarding business model assumptions as needed.
•	Liquidity Committee – The Liquidity Committee consists of Ms. Cadwell (Chairman), Mr. Marshall, and. Ms. Wylie. The Liquidity Committee establishes UMT’s liquidity goals and makes recommendations regarding the Trust’s share repurchase plan modifications, based on current and projected Trust performance.
•	Audit Committee – The Audit Committee consists of Mr. Gillis, Mr. Marshall (Chairman), and Mr. Wadsworth. The Audit Committee operates within established guidelines for public company audit committees.

From the date of our last annual meeting until April 2015, the Board of Trustees held eight regular meetings. All trustees attended at least 75%, in the aggregate, of the meetings of the Board and all committees of the Board on which they served. We do not have a formal policy regarding attendance by our trustees at our Annual Meetings; however, we encourage such attendance. Last year, no trustees attended our Annual Meeting.

Our Audit Committee was organized in 2007. The members of our Audit Committee are Philip K. Marshall, Charles M. Gillis, and Roger C. Wadsworth, all of whom are Independent Trustees. Our Board of Trustees has determined that Mr. Marshall qualifies as "audit committee financial expert" as defined by SEC regulations. Mr. Marshall's relevant experience is described above in the biographical information. Our Audit Committee Charter is attached to this Proxy Statement as Appendix B.

Trustee Independence

We have a five-member Board of Trustees. Our Declaration of Trust provides that a majority of the trustees must be “independent trustees.” All five of our trustees qualify as “Independent Trustees” as defined in our Declaration of Trust in compliance with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts. As defined in our Declaration of Trust, the term “Independent Trustee” means a trustee who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with our sponsor or our advisor by virtue of: (i) ownership of an interest in our sponsor, our advisor or any of their affiliates, other than in us; (ii) employment by our sponsor, our advisor or any of their affiliates; (iii) service as an officer or director of our sponsor, our advisor or any of their affiliates, other than as our trustee or a director or trustee of any other real estate investment trust organized by our sponsor or advised by our advisor; (iv) performance of services, other than as a trustee for us; (v) service as a director or trustee of more than three real estate investment trusts organized by our sponsor or advised by our advisor; or (vi) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. A business or professional relationship is considered “material” if the aggregate gross income derived by a trustee from our sponsor, our advisor and their affiliates (excluding fees for serving as our trustee or another real estate investment trust or real estate program that is organized, advised or managed by our advisor or its affiliates) exceeds 5% of either the trustee’s annual gross income during either of the last two years or the trustee’s net worth on a fair market value basis. An indirect association with our sponsor or our advisor shall include circumstances in which a trustee’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with our sponsor, our advisor, any of their affiliates or with us.

While our shares are not listed on the New York Stock Exchange, each of our Independent Trustees would also qualify as independent under the rules of the New York Stock Exchange.

Compensation of Trustees

The following table sets forth a summary of the compensation received by our trustees during 2014:

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Name/Year	Fees Earned	Stock Awarded	Value of Options Awarded if Exercised(3)	Non-Equity Incentive Plan Comp.(1)	Change in Pension Value and Non-Qualified Deferred Comp. Earnings (2)	All other Comp.	Total
2014
Charles M. Gillis	$16,000	--	--	--	--	--	$16,000
Michele A. Cadwell	$16,000	--	--	--	--	--	$16,000
Phillip K. Marshall	$20,000	--	--	--	--	--	$20,000
Roger C. Wadsworth	$16,000	--	--	--	--	--	$16,000
Leslie Wylie	$16,000	--	--	--	--	--	$16,000

(1) The Company does not have a non-equity incentive plan.

(2) The Company does not have a pension plan.

(3) All options are priced at the greater of the Company’s initial offering price of $20 per share or the then current market value and therefore carry no intrinsic value.

Trustees who are not Independent Trustees do not receive any compensation for acting as Trustees. Currently, Independent Trustees are entitled to receive a maximum of $4,000 per quarter for all regular and committee meetings. The chairman of the Audit Committee is entitled to receive an additional $1,000 for each audit committee meeting held. For each year in which they serve, each Independent Trustee shall also receive 5-year options to purchase 2,500 shares at an exercise price of $20 per share (not to exceed 12,500 shares per Trustee). Additionally, Independent Trustees shall be reimbursed for travel expenses and other out-of-pocket disbursements incurred in connection with attending any meetings.

Because the compensation of the Advisor is determined by contract and the compensation of Trustees is fixed by the Declaration of Trust, the Board of Trustees does not believe that a compensation committee is necessary.

The Board’s Role in Risk Oversight

The Board of Trustees oversees our shareholders’ and other stakeholders’ interest in the long-term health and the overall success of the Company and its financial strength.

The full Board of Trustees is actively involved in overseeing risk management for the Company. It does so, in part, through its approval of all investments and all assumptions of debt, as well as its oversight of the Company’s executive officer and the control it has over our advisor. In particular, the Board of Trustees must evaluate the performance of the advisor and may determine at any time to terminate the advisor; the Board of Trustees also re-authorizes the advisory agreement on an annual basis.

In addition, the Audit Committee reviews risks related to financial reporting. The Board of Trustees discusses material violations of the Company’s policies brought to its attention on an ad hoc basis, and once per year reviews a summary of the finance-related violations, if any. Material violations of the Company’s Code of Business Conduct and Ethics and related corporate policies are reported to the Board of Trustees.

Director Nominations

We do not have a standing Nominating Committee. Nominations for trustees at each annual meeting of shareholders at which trustees are to be elected and whenever there is a vacancy on the Board are determined by the full Board of Trustees since the Board is relatively small and comprised of Independent Trustees. Our Board of Trustees will consider nominees for our Board of Trustees recommended by shareholders. Notice of proposed shareholder nominations for trustees must be delivered in accordance with the requirements set forth in our bylaws and SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years and a representation that the nominating shareholder is a beneficial or record owner of our shares. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a trustee if elected. Nominations should be delivered to: United Mortgage Trust, 1301 Municipal Way, Suite 230, Grapevine, Texas 76051, Attention: Investor Services.

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Our Board of Trustees identifies nominees by first evaluating the current members of our Board of Trustees willing to continue in service. Current members of our Board of Trustees with skills and experience relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of our Board of Trustees does not wish to continue in service or if our Board of Trustees decides not to nominate a member for re-election, our Board of Trustees will review the desired skills and experience of a new nominee in light of the criteria set forth above under Trustee Qualifications.

Our Board of Trustees will review the qualifications and backgrounds of trustees and nominees (without regard to whether a nominee has been recommended by shareholders), as well as the overall composition of our Board of Trustees, and recommend the slate of trustees to be nominated for election at the annual meeting of shareholders. We do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential Trustee nominees.

Code of Ethics

Our Board of Trustees has adopted a Code of Conduct and Business Ethics that is applicable to all trustees, officers and employees of the Company. You may obtain a copy of this document free of charge by mailing a written request to: Investor Services, United Mortgage Trust, 1301 Municipal Way, Suite 230, Grapevine, Texas 76051, or by sending an email request to: dhanson@umth.com. Our Code of Conduct may also be accessed through our website www.unitedmortgagetrust.com. If, in the future, we amend, modify or waive a provision in our Code of Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website.

Compensation Committee Interlocks and Insider Participation

We have no standing compensation committee. None of our executive officers has served on the board or on the compensation committee of any other entity which had officers who served on our Board of Trustees.

Communications with the Board of Trustees

We do not have a formal policy for communications with our Board of Trustees. However, shareholders may communicate with the Board of Trustees or an individual Trustee or group of Trustees in person at the Annual Meeting or by writing to us at:

United Mortgage Trust

Board of Trustees

1301 Municipal Way

Suite 230

Grapevine, Texas 76051

All communication sent to our Board of Trustees will be distributed to each member of our Board of Trustees, unless otherwise directed in the communication.

EXECUTIVE COMPENSATION AND OTHER MATTERS

We are managed by our Executive Officer and our Advisor and do not have any direct employees. The services of our President and Chief Financial Officer, Mr. Ducote, are retained through a consulting agreement under which we pay him a monthly fee of $5,000.

No member of our Board of Trustees during the year ended December 31, 2014 has served as an officer, or employee of the Trust or any of our subsidiaries. We have no standing compensation committee. During the year ended December 31, 2014, our executive officer did not serve on the board or on the compensation committee (or other committee performing equivalent functions) of any other entity which had one or more executive officers who served on our Board of Trustees.

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Management

Executive Officer

Stuart Ducote is our President and Chief Financial Officer and is our only executive officer. Spanning a 30-year career, Mr. Ducote has served as the Chief Executive and Chief Financial Officer of numerous public and privately held companies. From 2006 through 2008, he was the co-owner of Ultra Realty, a privately held company involved with the acquisition, rehabilitation and development of residential properties and residential / commercial brokerage. From 2003 – 2006, he served as Chief Financial Officer for Humitech International Group, Inc., a rapidly growing international franchise operation, where he was responsible for systems implementation, franchisee contracts, all regulatory matters, debt financing to acquire mining operations and oversight of facilities operations. From 2001 – 2003 he served as Chief Financial Officer of People Solutions, Inc., where he structured the company in preparation for a capital raise and merger activity. From 1997 – 2000, he was the Chief Financial Officer of Jobs.Com, an Internet-based recruiting and on-line job marketing company, where he raised over $110 million in venture capital, built national brand recognition and positioned the company for an initial public offering. From 1994 – 1997 he served as a Trustee, Chief Executive and Chief Financial Officer for a private family trust and related operating companies, where he had oversight responsibilities for operating companies in the oil and gas, manufacturing, real estate acquisition and development, and power generation industries. From 1980 – 1994, he served as Chief Executive and Chief Financial Officer of Provident Bancorp of Texas, Inc., where he directed the formation, acquisition, and operation of numerous financial institutions, and successfully merged banks into a multi-bank holding company. Prior to 1984, Mr. Ducote worked in public accounting for approximately twelve years. He is a graduate of the University of Texas.

Our Advisor

Effective on August 1, 2006 (now subject to an Advisory Agreement effective January 1, 2014), the Company entered into an Advisory Agreement with UMTH General Services, LP (“UMTHGS” or “Advisor”) to manage the Company’s affairs and to select the investments the Company purchases. The Advisor is controlled by UMT Services, Inc. (“UMT Services”), the general partner of UMT Holdings, L.P. (“UMT Holdings”). Todd F. Etter, Hollis M. Greenlaw and Michael K. Wilson are directors of UMT Services. See the section below entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” for further discussion regarding UMT Holdings and other related entities.

The directors and officers of UMT Services, and UMTHGS are set forth below.

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Name	Age	Offices Held
Todd F. Etter	65	Chairman and Director of UMT Services
Hollis M. Greenlaw	50	Director and Chief Executive Officer of UMT Services
Michael K. Wilson	52	Director of UMT Services
David A. Hanson	52	President of UMTHGS and CFO of UMT Holdings

Todd F. Etter. Mr. Etter is a founding partner of UMT Holdings, LP (“UMTH”) and has served as director, partner and Chairman of UMT Services, Inc. the general partner of UMTH, UMTH General Services, LP (“UMTHGS”) and UMTH Land Development, LP (“UMTHLD”) and Executive Vice President of UMTHLD since March 2003. UMT Holdings, LP originates, purchases, sells, and services loans for the development of single-family lots and loans for the construction of single-family homes through its subsidiary UMTHLD. UMT Holdings, LP also provides real estate-related corporate finance services through its subsidiary UMTHGS. UMTHGS serves as the advisor to UDF IV and United Mortgage Trust. Mr. Etter serves as Chairman of the general partner of UDF I and UDF II and Executive Vice President of the general partner of UDF III, each of which are limited partnerships formed to originate, purchase, sell, and service land development loans and/or equity participations. Since 2000, Mr. Etter has been the Chairman of UMT Advisors, Inc., which served as the advisor to United Mortgage Trust from 2000 through July 31, 2006, and since 1996, he has been Chairman of Mortgage Trust Advisors, Inc., which served as the advisor to United Mortgage Trust from 1996 to 2000. Subsequent to the completion of the terms of their advisory agreements with United Mortgage Trust, neither UMT Advisors, Inc. nor Mortgage Trust Advisors, Inc. has been engaged in providing advisory services. Mr. Etter has overseen the growth of United Mortgage Trust from its inception in 1997 to over $160 million in capital. Since 1998, Mr. Etter has been a 50% owner of and has served as a director of Capital Reserve Corp. Since 2002, he has served as an owner and director of Ready America Funding Corp. Both Capital Reserve Corp. and Ready America Funding Corp. are Texas corporations that originate, sell, and service mortgage loans for the purchase, renovation, and construction of single-family homes. In 1992, Mr. Etter formed, and since that date has served as President of, South Central Mortgage, Inc. (“SCMI”), a Dallas, Texas-based mortgage banking firm. In July 2003, Mr. Etter consolidated his business interests in Capital Reserve Corp., Ready America Funding Corp. and SCMI into UMTH. From 1980 through 1987, Mr. Etter served as a Principal of South Central Securities, an NASD member firm. In 1985, he formed South Central Financial Group, Inc., a Dallas, Texas-based investment banking firm, and he continues to serve as its President; however, since 1992, South Central Financial Group, Inc. has not actively engaged in investment banking activities. From 1974 through 1981, he was Vice President of Crawford, Etter and Associates, a residential development, marketing, finance, and construction company. Mr. Etter received a Bachelor of Arts degree from Michigan State University in 1972.

Hollis M. Greenlaw. Mr. Greenlaw has served as partner, Vice Chairman and Chief Executive Officer of UMT Holdings, L.P. (“UMTH”) and as President, Chief Executive Officer and a director of UMT Services, Inc. (“UMT Services”) since March 2003. He has also served as President and Chief Executive Officer of UMTH Land Development, L.P. (“UMTH LD”) since March 2003. Mr. Greenlaw is also the co-founder and Chief Executive Officer of UDF I, UDF II, and UDF III, affiliated real estate finance companies that provide custom financing and make opportunistic purchases of land for residential lot development and home construction. As Chief Executive Officer of the United Development Funding family of entities, Mr. Greenlaw has directed the funding of more than $1 billion in loans and equity investments through United Development Funding products, receiving more than $800 million in repayments to date, most notably through UDF III. From March 1997 until June 2003, Mr. Greenlaw served as Chairman, President, and Chief Executive Officer of a multi-family real estate development and management company owned primarily by The Hartnett Group, Ltd., a closely-held private investment company managing more than $40 million in assets. There he developed seven multi-family communities in Arizona, Texas, and Louisiana with a portfolio value exceeding $80 million. Prior to joining The Hartnett Group, Mr. Greenlaw was an attorney with the Washington, D.C. law firm, Williams & Connolly, where he practiced business and tax law. Mr. Greenlaw was a member of Phi Beta Kappa at Bowdoin College and received his Juris Doctorate from the Columbia University School of Law in 1990. Mr. Greenlaw is a member of the Maine, District of Columbia, and Texas bars.

Michael K. Wilson. Mr. Wilson has served as Executive Vice President and a director of UMT Services, Inc. since August 2005, President of UMTH since June 2009, and has been a partner of UMTH since January 2007. Mr. Wilson leads the marketing, sales, distribution and investor relations efforts for UMTH platform companies. From August 2005 through June 2009 Mr. Wilson served as President of UMTH Funding Services, where he was responsible for day-to-day distribution activities, including sales planning and execution, platform design and management, sales technology development and implementation. During his tenure Mr. Wilson directed the capital raise of over $330 million in United Development Funding securities through independent FINRA-member broker-dealers. From January 2004 through July 2005, Mr. Wilson served as Senior Vice President of Marketing for UMTH. From January 2003 through January 2004, Mr. Wilson served as Senior Vice President of Operations of Interelate, Inc., a marketing services business process outsourcing firm. From September 2001 to December 2002, Mr. Wilson was the sole principal of Applied Focus, LLC, an independent management consulting company that provided management consulting services to executives of private technology companies. Mr. Wilson continues to serve as a consultant for Applied Focus, LLC. From April 1998 to September 2001, Mr. Wilson served as Senior Director and Vice President of Matchlogic, the online database marketing division of Excite@Home, where he directed outsourced ad management and database marketing services for Global 500 clients. From July 1985 to April 1998, Mr. Wilson was employed with Electronic Data Systems in Detroit, Michigan where he led several multi-million dollar IT services engagements in the automotive industry. Mr. Wilson graduated from Oakland University in 1985 with a Bachelor of Science degree in Management Information Systems and earned a Master of Business Administration degree from Wayne State University in 1992. Mr. Wilson also attended the Thunderbird School of Global Management executive development program.

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David A. Hanson. Mr. Hanson has served as President of UMTHGS since joining the company in June 2007. He also serves as Chief Financial Officer of UMT Holdings and UMT Services. Mr. Hanson has over 25 years of experience as a financial executive, principally in the in the residential housing industry and as an accountant with an international public accounting firm. From 2006 to 2007, he was a Director of Land Finance for the Central/Eastern Region at Meritage Homes Corporation (“Meritage”), the twelfth largest publicly-traded homebuilder. While at Meritage, Mr. Hanson handled all aspects of establishing, financing, administering and monitoring off-balance sheet FIN 46 compliant entities for the Central/Eastern Region. From 2001 to 2006, he was employed with Lennar Corporation, a national homebuilding company, serving in various capacities including Regional Finance Manager, acting homebuilding Division President, Regional Controller, and Controller for both homebuilding and land divisions. From 1999 to 2001, Mr. Hanson was the Director, Finance and Administration for One, Inc., a technology consulting firm. From 1996 to 1999, Mr. Hanson was the Vice President, Finance and Accounting for MedicalControl, Inc., a publicly-traded managed healthcare company. Prior to 1996, he was employed with Arthur Andersen LLP, an international accounting and consulting firm, for approximately nine years. He graduated from the University of Northern Iowa in 1984 with a Bachelor of Arts degree in Financial Management/Economics and in 1985 with a Bachelor of Arts degree in Accounting. He is a Certified Public Accountant and Certified Management Accountant.

Certain Relationships and Related Transactions

Related Party Receivables

As a component of its real estate investment activities the Company has since inception in 1997 regularly made mortgage investments in the form of loans to related parties, which were secured by loans originated by related parties to non-related parties third parties. In addition, the Company has purchased loans originated by related parties to non-related parties third parties.

Affiliates Relationships

The following chart depicts the related parties with which we have loan or recourse relationships:

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The related party relationships depicted above are more fully described below:

•	UMT Holdings, L.P. (“UMTH”) is a Delaware limited partnership which is in the real estate finance business. UMTH holds a 99.9% limited partnership interest in:

o	UMTH Lending Company, LP (“UMTHLC”)which made interim mortgage loans to nonrelated third parties;

o	UMTH General Services, L.P. (“UMTHGS”) which serves as Advisor to the Company and;

o	UMTH Land Development, L.P. (“UMTHLD”) which serves as asset manager to United Development Funding, L.P. (“UDF”).

•	UMTHLC is a Delaware limited partnership, and subsidiary of UMTH. The Company has loaned money to UMTHLC secured by interim mortgage loans for the acquisition and renovation of single-family homes made by UMTHLC to nonrelated third parties borrowers.

•	UMTH Land Development, L.P., (“UMTHLD”), is a Delaware limited partnership and subsidiary of UMTH which serves as asset manager for and holds a 50% profit interest in United Development Funding, L.P. (“UDF”), a Delaware limited partnership. UMTHLD also serves as general partner of United Development Funding III, L.P. (“UDF III”).

•	United Development Funding, L.P. (“UDF”), a Delaware limited partnership which originates loans and makes investments for the acquisition and development of parcels of real property as single-family residential lots. UMTHLD serves as the asset manager of UDF. The Company has extended a revolving line of credit facility to UDF which is secured by all of UDF’s senior and subordinate real estate secured loans and equity investments.

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•	United Development Funding III, L.P., a Delaware limited partnership, (“UDF III”). UMTHLD serves as general partner of UDF III. UDF III has purchased an economic participation in a revolving credit facility we have provided to UDF.

•	Capital Reserve Group (“CRG”) is a Texas corporation that is 50% owned by Todd Etter and William Lowe, partners of UMTH, which holds a 99.9% interest in UMTHGS, our advisor. The Company has loaned money to CRG secured by interim mortgage loans for the acquisition and renovation of single-family homes made by CRG to non-related third parties borrowers.

•	Ready America Funding Corp. (“RAFC”) is a Texas corporation that is 50% owned by South Central Mortgage, Incorporated (“SCMI”), a company owned by Todd Etter and 50% beneficially owned by Craig Pettit, a partner in UMTH. The Company has loaned money to RAFC secured by interim mortgage loans secured by land and modular and manufactured single-family homes placed on the land made by RAFC to non-related third party borrowers.

•	SCMI, a Texas corporation. The Company has purchased long term owner-occupied residential mortgage loans from SCMI secured by single-family homes.

•	Wonder Funding, LP (“Wonder”) is a Delaware limited partnership that is owned by Ready Mortgage Corporation (“RMC”). RMC is beneficially owned by Craig Pettit, a partner of UMTH. The Company has loaned money to Wonder secured by interim mortgage loans for the acquisition and renovation of single-family homes made by Wonder to non-related third parties borrowers.

The following table details the governance and ownership aspects of above related party relationships:

United Mortgage Trust Related Party Relationships
Company	Affiliation	Governance	Ownership
UMT Holdings, L.P. ("UMTH")	99.9% owner of our borrower, UMTHLC and our advisor, UMTHGS	UMT Services, Inc. serves as General Partner	10 Limited Partners
UMTH Lending Company, L.P. ("UMTHLC")	Borrower	UMT Services, Inc. serves as General Partner	99.9% owned by UMTH
UMTH Land Development, L.P. ("UMTHLD")	Asset Manager for UDF I and General Partner of UDF III	UMT Services, Inc. serves as General Partner	99.9% owned by UMTH
United Development Funding, L.P. ("UDF I")	Borrower	United Development Funding, Inc., serves as General Partner	41 Limited Partners
United Development Funding III, L.P. ("UDF III")	Loan Participant	UMTHLD serves as General Partner	9003 Limited Partners
Capital Reserve Group, Inc. ("CRG")	Borrower	2 UMTH Limited Partners serve as directors	Owned by 2 UMTH Limited Partners
Ready America Funding Corp. ("RAFC")	Borrower	2 UMTH Limited Partners serve as directors	Beneficially owned by 2 UMTH Limited Partners
South Central Mortgage, Inc. ("SCMI")	Note Seller	One UMTH Limited Partner serves as director	Beneficially owned by 1 UMTH Limited Partner
Wonder Funding, L.P. ("Wonder")	Borrower	One UMTH Limited Partner serves as director	Beneficially owned by 1 UMTH Limited Partner

Note - None of the Company’s trustees or officers hold a direct or beneficial interest in any of the above related parties.

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Related Party Receivables

The following table summarizes our related party loans and obligations and corresponding outstanding balances as of December 31, 2014 and 2013. The amounts shown in the table below are included in the consolidated balance sheets.

	2014	2013	Collateral
Interim loans, related parties
RAFC	$ 15,830,254	$ 16,282,339	Real estate

Lines of credit receivable, related parties
UDF I	$ 8,580,538	$ 7,739,415	Land development loans and equity investments
UDF I (UDF III economic interest participation agreement)	74,686,618	70,835,104	Land development loans and equity investments
UMTHLC	7,576,966	7,576,966	Real estate
Total	$ 90,844,122	$ 86,151,485
Recourse obligations, related parties
CRG	$ 4,504,044	$ 4,504,544	Pledge of equity interest & limited guaranty
RAFC	10,267,408	10,170,196	Pledge of equity interest & limited guaranty
SCMI	3,448,002	3,448,002	Pledge of equity interest & limited guaranty
RAFC/Wonder	1,971,536	1,971,536	Pledge of equity interest & limited guaranty
Total	$ 20,190,990	$ 20,094,278
Deficiency note, related party
UMTHLC	$ 28,739,855	$ 29,295,567	Guaranty

The following is a brief description of the Company’s related party receivables, by type, and related collateral.

Interim Loans, Related Parties

The Company has loaned money to UMTHLC and RAFC secured by Interim Loans for the acquisition and renovation of single-family homes made by UMTHLC and RAF to non-related third parties borrowers. These loans are collaterally assigned to the Company as security for the Interim Loans between UMTHLC and RAFC and the Company. These loan balances are included in “Interim loans, related parties” in the Company’s consolidated balance sheets.

Lines of Credit, Related Parties – UDF, UDF III and UMTH LC

UDF and UDF III

The Company has entered into a revolving line of credit (“Loan”) with UDF, secured by the pledge of all of UDF's land development senior and subordinated real estate secured loans and equity investments.

The Company has entered into an Economic Interest Participation Agreement with UDF III, pursuant to which UDF III purchased an economic interest in the UDF Loan and was granted an option to acquire a full ownership participation interest in the Loan. The advances funded by UDF III are exactly offset by a participation payable amount to UDF III; therefore the Company does not earn any net interest income on the advances made by UDF III and has no net collectability exposure under the Economic Interest Participation Agreement.

The above loan balances are included in “Lines of credit receivable, related parties” in the Company’s consolidated balance sheets.

UMTHLC

The Company has entered into a secured line of credit promissory note with UMTHLC in the amount of $8,000,000. The line of credit is secured by first lien mortgage interests in single family residential properties.

These loan balances are included in “Lines of credit receivable, related parties” in the Company’s consolidated balance sheets.

Recourse Obligations, Related Parties

CRG, RAFC and Wonder made Interim Loans to non-related third party borrowers for the acquisition and renovation of single-family homes. The Company made loans, with recourse, to each of these entities. Each of these entities used the proceeds from such loans to originate loans to non-related third party borrowers, which are referred to as "underlying loans," that are pledged to the Company as security for the Company’s loans made to them. When principal and interest on an underlying loan are due in full, at maturity or otherwise, the corresponding obligation owed to the Company is also due in full.

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In addition to the loans made, with recourse, to CRG, RAFC, and Wonder, the Company purchased long term Residential Mortgage loans from SCMI referred to as "purchased loans," and entered into recourse agreements under which SCMI agreed to repay certain losses the Company incurred with respect to the purchased loans by delivering an unsecured deficiency note in the amount of the deficiency to the Company.

All amounts due from each related party under the recourse obligations and deficiency notes described above have been consolidated into secured promissory notes (“Recourse Obligations”). The security for the Recourse Obligations consists of a pledge of each related party’s respective Class C and Class D ownership units in UMTH and in the case of Wonder secured by a limited indemnification agreement between UMTH and the Company. This collateral represents capital shares in UMTH and is eligible for, and receives, quarterly distributions from UMTH. See “Management’s Collectability Analysis for Related Party Recourse Obligations and Deficiency Notes” below for management’s valuation of collateral securing the related party obligations.

Based upon the collectability analysis performed by it, the Company has concluded that the guarantors have the ability to perform their obligations under the guaranties and that the Recourse Obligations are fully realizable.

These Recourse Obligation balances are included in “Recourse obligations, related parties” in the Company’s consolidated balance sheets.

See Note N Subsequent Events for additional information regarding the Recourse obligations, related parties.

Deficiency Note, Related Party

As noted above, the Company has loaned money to UMTHLC to fund the origination of Interim Loans to their borrowers. If UMTHLC or the Company forecloses on a property securing an Interim Loan, and the proceeds from the sale are insufficient to pay the loan in full, UMTHLC delivers an unsecured deficiency note in the amount of the deficiency to the Company. In 2007, UMTHLC issued to the Company a promissory note to evidence its deficiency obligations to the Company (the “Deficiency Note”). The Deficiency Note is secured by a limited guaranty by UMTHGS, the Advisor. The Deficiency Note balance is included in “Deficiency note, related party” in the Company’s consolidated balance sheets.

1) UMTH is a Delaware limited partnership which is in the real estate finance business. UMTH holds a 99.9% limited partnership interest in UMTHLC, which originates Interim Loans that the Company is assigned, UMTH Land Development, L.P., which holds a 50% profit interest in UDF and acts as UDF's asset manager, and PSC, which serviced the Company’s Residential Mortgages and manages the Company’s real estate owned (“REO”). In addition, UMTH has a limited guarantee of the obligations of CRG, RAFC, and SCMI, a Texas corporation that sold mortgage investments to the Company, under the Secured Notes.  UDF III which is managed by UMTH Land Development, L.P., has previously provided a limited guarantee of the UDF line of credit and has purchased an economic participation in a revolving credit facility we have provided to UDF.

2) UMTHLC is a Delaware limited partnership, and subsidiary of UMTH.  The Company has loaned money to UMTHLC so it can make loans to its borrowers. The loans are collaterally assigned to the Company, as security for the promissory note between UMTHLC and the Company. On March 26, 2009, the Company executed a secured line of credit promissory note with UMTHLC in the amount of $8,000,000. The note bears interest at 12.50% per annum, matured on September 26, 2012 and is secured by first lien mortgage interests in single family residential properties. The Company is negotiating an extension of this loan with UMTHLC with similar terms. The outstanding balance on this line of credit at December 31, 2014 and December 31, 2013, was approximately $7,577,000 for both periods, respectively, and is included in the balances noted in the paragraph above.

See Note C Deficiency Notes - Related Party and non-related party above for discussion of additional related party transactions with UMTHLC.

See Note N Subsequent Events for additional information regarding the Deficiency Note receivable from UMTHLC.

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3) CRG is a Texas corporation that is 50% owned by Todd Etter and William Lowe, partners of UMTH, which owns the Advisor. CRG was in the business of financing home purchases and renovations by real estate investors. The Company loaned money to CRG to make loans to other borrowers. During 2006 the Company took direct assignment of the remaining loans from CRG with full recourse.

4) RAFC is a Texas corporation that is 50% owned by SCMI, which is owned by Todd Etter. RAFC is in the business of financing Interim Loans for the purchase of land and the construction of modular and manufactured single-family homes placed on the land by real estate investors. The Company continues to directly fund obligations under one existing RAFC loan, which was collaterally assigned to the Company, but does not fund new originations and the Company is in the process of foreclosing on the collateral in California. The unpaid principal balance of the loans at December 31, 2014 and 2013 was approximately $15,830,000, and $16,282,000, respectively.

5) Wonder is a Delaware limited partnership that is owned by RMC. RMC is beneficially owned by Craig Pettit.  Wonder is in the business of financing Interim Loans for the purchase of land and the construction of single family homes. The Company has ceased funding any new originations.  As of December 31, 2014, all remaining obligations owed by Wonder to the Company are included in the Recourse Obligations discussed below.

6) Recourse Obligations. The Company has made recourse loans to (a) CRG, which is owned by Todd Etter and William Lowe, (b) RAFC, which is owned by SCMI and two companies owned by Craig Pettit, Eastern Intercorp, Inc. and Ready Mortgage Corp. (“RMC”), and (c) SCMI, which is owned by Todd Etter, (these companies are referred to as the "originating companies"). In addition to the originating companies discussed above, the Company made loans with recourse to Wonder. Each of these entities used the proceeds from such loans to originate loans, that are referred to as "underlying loans," that are pledged to the Company as security for such originating company's obligations to the Company. When principal and interest on an underlying loan are due in full, at maturity or otherwise, the corresponding obligation owed by the originating company to the Company is also due in full.

In addition, some of the originating companies have sold loans to the Company, referred to as the "purchased loans," and entered into recourse agreements under which the originating company agreed to repay certain losses the Company incurred with respect to purchased loans.

If the originating company forecloses on property securing an underlying loan, or the Company forecloses on property securing a purchased loan, and the proceeds from the sale are insufficient to pay the loan in full, the originating company has the option of (1) repaying the outstanding balance owed to the Company associated with the underlying loan or purchased loan, as the case may be, or (2) delivering an unsecured deficiency note in the amount of the deficiency to the Company.

On March 30, 2006, but effective December 31, 2005, the Company and each originating company agreed to consolidate (1) all outstanding amounts owed by such originating company to the Company under the loans made by the Company to the originating company and under the deficiency notes described above and (2) the estimated maximum future liability to the Company under the recourse arrangements described above, into secured promissory notes. Each originating company issued to the Company a secured variable amount promissory note dated December 31, 2005 (the “Secured Notes”) in the principal amounts shown below, which amounts represent all principal and accrued interest owed as of such date. The initial principal amounts are subject to increase up to the maximum amounts shown below if the Company incurs losses upon the foreclosure of loans covered by recourse arrangements with the originating company. The Secured Notes (including related guaranties discussed below) are secured by an assignment of the distributions on the Class C and Class D units of limited partnership interest of UMT Holdings held by each originating company.

Management’s Collectability Analysis for Related Party Recourse Obligations and Deficiency Notes

Recourse Obligations and Deficiency Notes are resultant from a shortfall in the repayment of an underlying loan securing a loan to a related party or in the shortfall in repayment from a defaulted and foreclosed Residential Mortgage or Interim Loan purchased from a related party. In both cases, the Company has recourse to the related party for the shortfall. Unlike the original underlying loan or purchased mortgage, the related party’s Recourse Obligation is not secured by a lien on a real property. Recourse Obligations of CRG, RAFC, SCMI and Wonder are secured by the pledge of equity interests held in UMTH. The UMTHLC Deficiency Note is secured by the guaranty of UMTHLC and the limited guaranty of UMTHGS including pledge of up to 33% of the advisory fee received by UMTHGS. Because the obligations are secured by third party collateral and guarantees, management conducts quarterly analysis of the integrity and value of the security for each obligation, and makes a determination of the collectability of the obligations based on the collateral value and cash flows derived from the collateral.

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In making these loans, we considered a number of factors to preserve and enhance our ability to be repaid. The security for the Recourse Obligations of CRG, RAFC and SCM consists of pledges of each related party’s respective Class C and Class D ownership units in UMTH. This collateral represents capital shares in UMTH and is eligible for, and receives, quarterly distributions from UMTH. Class C units are entitled to a total distribution of $1,000 per unit and the value of the C unit collateral is determined through multiplying the number of pledged units remaining times $1,000. Class D units are entitled to perpetual distributions and are valued using a discounted cash flow (“DCF”) model that is reviewed and updated each quarter. The integrity of the C and D unit collateral is determined by the distribution priority given to each unit by the UMTH general partner and the reliability of forecasted distributions. Security for the Recourse Obligation of Wonder consists of a limited indemnification agreement in the initial amount of $1,134,000. The table below depicts the remaining collateral value securing the Recourse Obligations at December 31, 2014.

Name	Initial principal amount	Balance at December 31, 2014	Promissory Note principal amount (2)	Units pledged as security	C Units distributed during 2014	Units remaining	Estimated Collateral Value (3)
CRG	$2,725,442	$4,504,044	$4,300,000	4,984 Class C and 2,710 Class D	19	2,380 Class C and 2,710 Class D	$5,027,000
RAFC	$3,243,369	$10,267,408	$7,100,000	11,228 Class C, 6,659 Class D	68	8,626 Class C and 6,659 Class D	$10,560,000
SCMI	$3,295,422	$3,448,002	$3,488,643	4,545 Class C and 3,000 Class D	8	977 Class C and 3,000 Class D	$3,656,000
RAFC / Wonder(1)	$1,348,464	$1,971,536	$1,400,000	1,657 Class C	12	1,470 Class C	$1,471,000
Wonder Indemnification (1)	n/a	n/a	n/a	$1,134,000	-	n/a	$822,000
Totals	$10,612,697	$20,190,990	$16,288,643				$21,536,000

(1)	Wonder is collateralized by an indemnification agreement from RMC in the amount of $1,134,000, which includes the pledge of 3,870 C Units. 2,213 of the pledged C Units also cross-collateralize the RAFC obligation.
(2)	The CRG, RAFC and Wonder balances at December 31, 2014 exceeded the stated principal amount per their variable Secured Notes by approximately $204,000, $3,167,000 and $572,000, respectively. Per the terms of the Secured Notes, the unpaid principal balance may be greater or less than the initial principal amount of the note and is not considered an event of default. The rapid rate of liquidation of the remaining portfolio of properties caused a more rapid increase in the Unpaid Principal Balance (“UPB”) than we originally anticipated and outpaced the minimum principal reductions scheduled for the loans.
(3)	Estimated collateral value reflects pledge of D units of limited partnership interest of UMTH held by WLL, Ltd., RAFC and KLA, Ltd. UMTH D units represent equity interests in UMT Holdings, LP. Pledge of the UMTH D units entitles the beneficiary to a pro-rata share of UMTH partnership D unit cash distributions

Through September 2007, the Secured Notes incurred interest at a rate of 10% per annum. The CRG, RAFC, and RAFC/Wonder Secured Notes amortize over 15 years. The SCMI Secured Note amortizes over approximately 22 years, which was the initial amortization of the deficiency notes from SCMI that were consolidated. The Secured Notes required the originating company to make monthly payments equal to the greater of (1) principal and interest amortized over 180 months and 264 months, respectively, or (2) the amount of any distributions paid to the originating company with respect to the pledged Class C units. Effective October 2007, the recourse loans were modified to accommodate the anticipated increases in principal balances throughout the remaining liquidation periods of the underlying assets, modify the amortization schedules for the period of July 2007 through June 2009, and reduce the interest rate from 10% to 6%. The above modifications have been extended through December 31, 2014. Management has accounted for these as loan modifications in the normal course of business, and not as a troubled debt restructuring, as the underlying collateral value exceeds the outstanding loan amounts, the modifications did not include an extension of the debt’s original contractual maturity or expected duration, the borrowers and guarantors have obtained third party financing at current market rates, the modified rate represents a premium over current market rates and the risk characteristics of the third party debt obtained is similar to the modified debt. The Company expects to receive full repayment under the loan.

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Cash Flow Analysis

The ability to perform is principally dependent upon the forecasted cash distributions associated with the pledged collateral and the ability of the distributions to meet the debt service requirements under the Recourse Obligations. On a quarterly basis, the Company conducts a review of the collateral pledged by the underlying borrowers and third party guarantors in order to assess their ability to perform their obligations under the terms of the Recourse Obligations. This review includes analyzing the consolidated financial statements of UMT Holdings, L.P. including its cash flows and sources of cash flow, assets and net profits. In addition to reviewing the historical financial statements, we analyze projected future earnings and cash flows that will support distributions and validate the assumptions used to generate these projections, assessing the ability to execute on the business plan, conducting discussions with and obtaining representations from the guarantors’ management with respect to their current and projected distribution amounts. Management reviews near-term (1 year) and long-term (5 years) distribution forecasts associated with the UMTH Class C and D units, cash flow from the indemnification agreement, cash flow from UMTHGS advisory fees and cash flow to UMTHLC to determine if the forecasted cash flows are sufficient to meet the obligations. The available cash flow from UMTH, as shown in the Historical Performance table below, indicates sufficient cash flow from the guarantors to service the Recourse Obligations and the Deficiency Note. In addition to the above mentioned collateral, the Company has a guaranty limited to a maximum of $10,582,336 from UMTH of all amounts due under the Recourse Obligations. At December 31, 2014, the remaining balance of the limited guaranty was approximately $1,665,000.

The UMTHLC Deficiency Note is secured by the guaranty of UMTHLC and the limited guaranty of UMTHGS including pledge of up to 33% of the advisory fee received by UMTHGS. The value of both the UMTHLC guarantee and the UMTHGS limited guarantee is determined by the cash flow associated with either UMTHLC or the amount of advisory fees earned by UMTHGS.

On a quarterly basis, the Company conducts a review of the collateral pledged by the underlying borrowers and third party guarantors in order to assess their ability to perform their obligations under the terms of the Recourse Obligations. The collateral pledged consists of class C and D ownership units of UMT Holdings, L.P. These units represent capital shares in UMT Holdings, L.P. and are eligible for, and receive, quarterly distributions from UMT Holdings, L.P. Such ability to perform is principally dependent upon the forecasted cash distributions associated with the pledged collateral and the ability of the distributions to meet the debt service requirements under the Secured Notes. The review includes analyzing projected future distribution sources and amounts, validating the assumptions used to generate such projections, assessing the ability to execute on the business plan, conducting discussions with and obtaining representations from the guarantors’ management with respect to their current and projected distribution amounts. The value of the pledged collateral is estimated using a discounted cash flow model that is reviewed and updated each quarter. Based on such reviews, the Company has concluded that the guarantors have the ability to perform under their repayment obligations and that the Recourse Obligations are fully realizable. Accordingly, the Company has not recorded any reserves on these loans.

The Secured Notes have also been guaranteed by the following entities under the arrangements described below, all of which are dated effective December 31, 2005:

-	UMT Holdings. This guaranty was limited to a maximum of $10,582,336 of all amounts due under the Secured Notes. At December 31, 2014, the remaining balance of the limited guaranty was approximately $1,665,000.

-	WLL, Ltd., a related party of CRG. This guaranty is of all amounts due under Secured Note from CRG, is non-recourse and is secured by an assignment of 2,492 Class C Units and 1,355 Class D units of limited partnership interest of UMT Holdings held by WLL, Ltd.

-	RMC. This guaranty is non-recourse, is limited to 50% of all amounts due under the Secured Note from RAFC and is secured by an assignment of 3,870 Class C units of limited partnership interest of UMT Holdings.

-	Wonder. Wonder Funding obligations are evidenced by a note from RAFC (RAFC/Wonder Note) and are secured by a pledge of a certain Indemnification Agreement given by UMTH to RAFC and assigned to UMT in the amount of $1,134,000, which amount is included in the UMTH limited guarantee referenced above.

-	SCMI. This guaranty is limited to a maximum of $2,213,000 due under the Secured Note from RAFC and is secured by an assignment of 2,213 Class C units of limited partnership interest of UMT Holdings.

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-	KLA, Ltd. KLA has given the following limited guaranties: (1) Guaranty of obligations of SCMI under the First Amended and Restated Secured Variable Amount Promissory Note to the Company dated as of October 1, 2007 with a then current principal balance of $3,472,073 and is secured by an assignment of 3,000 of Guarantor’s Class D units of partnership interest in UMT Holdings, L.P. (2) Guaranty of obligations of CRG under the First Amended and Restated Secured Variable Amount Promissory Note dated as of October 1, 2007 with a then current principal balance of $4,053,799 and is secured by a pledge of 1,355 of Guarantor’s Class D units of partnership interest in UMTH.

In addition, WLL, Ltd. has obligations to UMT Holdings under an indemnification agreement between UMT Holdings, WLL, Ltd. and William Lowe, under which UMT Holdings is indemnified for certain losses on loans and advances made to William Lowe by UMT Holdings. That indemnification agreement allows UMT Holdings to offset any amounts subject to indemnification against distributions made to WLL, Ltd. with respect to the Class C and Class D units of limited partnership interest held by WLL, Ltd. Because WLL, Ltd. has pledged these Class C and Class D units to the Company to secure its guaranty of Capital Reserve Corp.'s obligations under its Secured Note, UMT Holdings and the Company entered into an Intercreditor and Subordination Agreement under which UMT Holdings has agreed to subordinate its rights to offset amounts owed to it by WLL, Ltd. to the Company’s lien on such units.

Historical Performance

Management also considers historical cash flows and payment history to make an assessment of the collectability of the obligations. The table below depicts the historical cash flows for each obligor and the payment history under its obligation for the years ended December 31, 2014, 2013 and 2012. To date, the obligors have met all of their financial obligations to the Company.

	2014		2013		2012
Obligor	Cash Flow	Payments	Cash Flow	Payments	Cash Flow	Payments
UMTH (2),(3)	$(253,834)	$1,105,158	$15,592,306	$3,492,500	$12,842,083	$2,813,601
UDF (2),(4)	$7,911,149	$-	$10,785,187	$-	$11,728,909	$-
CRG (1)	$22,766	$22,766	$172,884	$172,884	$171,641	$171,641
RAFC (1)	$77,585	$77,585	$589,816	$589,816	$583,796	$583,796
SCMI (1)	$12,077	$12,077	$91,833	$91,833	$390,343	$90,343
Wonder (1)	$11,569	$11,569	$87,957	$87,957	$86,556	$86,556

(1)	Unaudited.

(2)	Audited.

(3)	Represents available cash flow for debt service and distributions. UMTH generates cash flow that is used to service the UMTHLC Deficiency Note and the Recourse obligations.

(4)	Represents principal payment proceeds received by UDF from its borrowers. These receipts are the sources used by UDF to repay its line of credit payable to the Company.

Based on its review of the quality and integrity of the security, the forecasted cash flows and the historical performance of each obligor, management has determined the cash flows of the obligor to be sufficient to meet the terms of the Recourse Obligations and Deficiency Notes.

These loans were reviewed by management and no reserves on principal amounts are deemed necessary at December 31, 2014 or 2013.

7) On June 20, 2006, the Company entered into a Second Amended and Restated Secured Line of Credit Promissory Note as modified by an amendment effective September 1, 2006 (the "Amendment") with UDF; a Nevada limited partnership that is a related party of the Company's Advisor, UMTHGS.  The Amendment increased an existing revolving line of credit facility ("Loan") to $45 million. The purpose of the Loan is to finance UDF's loans and investments in real estate development projects. On July 29, 2009, our trustees approved an amendment to increase the revolving line of credit facility to an amount not to exceed $60,000,000. Effective December 31, 2010, the loan was extended for a period of one year and the loan amount was increased from $60,000,000 to $75,000,000. Effective September 30, 2014, the line of credit was increased from $82,000,000 to $84,674,672 and effective December 31, 2014, the line of credit was extended and matures on December 31, 2015.

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The Loan is secured by the pledge of all of UDF's land development loans and equity investments pursuant to the First Amended and Restated Security Agreement dated as of September 30, 2004, executed by UDF in favor of UMT (the “Security Agreement”).  Those UDF loans may be first lien loans or subordinate loans.

The Loan interest rate is the lower of 15% or the highest rate allowed by law, further adjusted with the addition of a credit enhancement to a minimum of 14%.  Effective October 1, 2013, the loan was extended to December 31, 2014 and the base interest rate was decreased to a rate of 9.25%. Effective December 31, 2014, the line of credit was extended and matures on December 31, 2015.

UDF may use the Loan proceeds to finance indebtedness associated with the acquisition of any assets to seek income that qualifies under the Real Estate Investment Trust provisions of the Internal Revenue Code to the extent such indebtedness, including indebtedness financed by funds advanced under the Loan and indebtedness financed by funds advanced from any other source, including Senior Debt, is no more than 85% of 80% (68%) of the appraised value of all subordinate loans and equity interests for land development and/or land acquisition owned by UDF and 75% for first lien secured loans for land development and/or acquisitions owned by UDF.

On September 19, 2008, UMT entered into an Economic Interest Participation Agreement with UDF III pursuant to which UDF III purchased (i) an economic interest in the $45,000,000 revolving credit facility (“Loan”) from UMT to UDF I and (ii) a purchase option to acquire a full ownership participation interest in the Loan (the “Option”). On July 29, 2009, our trustees approved an amendment to increase the revolving line of credit facility to an amount not to exceed $60,000,000. Effective December 31, 2010, the loan was extended for a period of one year and the loan amount was increased from $60,000,000 to $75,000,000. Effective December 31, 2012, the loan was extended for a period of one year and matures on December 31, 2013, and the loan amount was increased from $75,000,000 to $82,000,000. Effective September 30, 2014, the line of credit was increased from $82,000,000 to $84,674,672 and effective December 31, 2014, the line of credit was extended and matures on December 31, 2015.

Pursuant to the Economic Interest Agreement, each time UDF requests an advance of principal under the UMT Loan, UDF III will fund the required amount to UMT and UDF III’s economic interest in the UMT Loan increases proportionately.  UDF III’s economic interest in the UMT Loan gives UDF III the right to receive payment from UMT of principal and accrued interest relating to amounts funded by UDF III to UMT which are applied towards UMT’s funding obligations to UDF under the UMT Loan.  UDF III may abate its funding obligations under the Economic Participation Agreement at any time for a period of up to twelve months by giving UMT notice of the abatement.

The Option gives UDF III the right to convert its economic interest into a full ownership participation interest in the UMT Loan at any time by giving written notice to UMT and paying an exercise price of $100. The participation interest includes all rights incidental to ownership of the UMT Loan and the Security Agreement, including participation in the management and control of the UMT Loan. UMT will continue to manage and control the UMT Loan while UDF III owns an economic interest in the UMT Loan.  If UDF III exercises its Option and acquires a participation interest in the UMT Loan, UMT will serve as the loan administrator but both UDF III and UMT will participate in the control and management of the UMT Loan. At December 31, 2014 and 2013 UDF III had outstanding approximately $83,267,000, and $78,575,000, respectively, to UDF under this agreement of which approximately $74,687,000, and $70,835,000 were outstanding under the Economic Interest Participation Agreement at December 31, 2014 and 2013, respectively.

The following table summarizes the lines of credit receivable, related parties, as of December 31, 2014 and 2013:

	2014	2013
UDF I	$8,580,000	$7,739,000
UDF I (UDF III Economic Interest Participation Agreement)	74,687,000	70,835,000
UMTH LC	7,577,000	7,577,000
Balance, end of year	$90,844,000	$86,151,000

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8) Loans made to related parties of the Advisor. Below is a table of the aggregate principal amount of mortgages funded each year indicated, from the companies related to the Advisor, and named in the table and aggregate amount of draws made by UDF under the line of credit, during the three years indicated:

Related Party Company	2014	2013	2012
UMTHLC	-	$15,000	$587,000
UDF	$841,000	$1,053,319	$823,000

9) As of August 1, 2006, (now subject to an Advisory Agreement effective January 1, 2013) the Company entered into an Advisory Agreement with UMTHGS. Under the terms of the agreement, UMTHGS is paid a monthly trust administration fee. The fee is calculated monthly depending on the Company’s annual distribution rate, ranging from 1/12th of 1% up to 1/12th of 2% of the amount of average invested assets per month, however, our Advisor has limited annual the trust administration fee to the lesser of i) 1% of our average invested assets, or ii) $1,000,000.  During 2014, 2013, and 2012 the expenses for the Company’s Advisor were approximately $1,000,000, respectively, and actual payments made were approximately $1,000,000, $1,125,000 and $731,000, respectively. The Advisor and its related parties are also entitled to reimbursement of costs of goods, materials and services obtained from non-related third parties for the Company’s benefit, except for note servicing and for travel and expenses incurred in connection with efforts to acquire investments for the Company or to dispose of any of its investments. The Company paid the Advisor $78,000 as reimbursement for costs associated with providing shareholder relations activities during 2014 compared to $86,000, and $76,000 in 2013 and 2012, respectively.

The agreement also provides for a subordinated incentive fee equal to 25% of the amount by which the Company’s net income for a year exceeds a 10% per annum non-compounded cumulative return on its adjusted contributions. No incentive fee was paid during 2014 or 2013. In addition, for each year in which it receives a subordinated incentive fee, the Advisor will receive a 5-year option to purchase 10,000 Shares at a price of $20.00 per share (not to exceed 50,000 shares). As of December 31, 2014 and 2013, the Advisor has not received options to purchase shares under this arrangement.

The Advisory Agreement provides for the Advisor to pay all of the Company’s expenses and for the Company to reimburse the Advisor for any third-party expenses that should have been paid by the Company but which were instead paid by the Advisor. However, the Advisor remains obligated to pay: (1) the employment expenses of its employees, (2) its rent, utilities and other office expenses and (3) the cost of other items that are part of the Advisor's overhead that is directly related to the performance of services for which it otherwise receives fees from the Company.

The Advisory Agreement also provides for the Company to pay to the Advisor, or a related party of the Advisor, a debt placement fee. The Company may engage the Advisor, or a related party of the Advisor, to negotiate lines of credit on behalf of the Company. UMT shall pay a negotiated fee, not to exceed 1% of the amount of the line of credit secured, upon successful placement of the line of credit. The Company paid debt placement fees of approximately $150,000 in August 2013 to a related party of the Advisor. These fees are amortized monthly, as an adjustment to interest expense, over the term of the credit facility agreements described in Note D. The Company amortized (expensed) approximately $71,000 and $52,000 and $42,000 of these fees in 2014, 2013 and 2012, respectively.

10) The Company pays loan servicing fees to PSC, a subsidiary of UMTH, under the terms of a Mortgage Servicing Agreement. The Company paid loan servicing fees of approximately $1,000, $5,000, and $19,000, during 2014, 2013, and 2012, respectively.

11) The Company pays “guarantee” credit enhancement fees to UDF III, related party of PSC and UDF, as specified under the terms of the UDF Guarantee agreement. In 2014, 2013 and 2012, the Company made cash payments in the amount of $104,000, $78,000, and $66,000, respectively, as compensation of said guarantee fees. In 2014, 2013 and 2012, the related credit enhancement expenses were approximately $114,000, $77,000, and $109,000, respectively.

12) Related parties UDF LOF, UDF IV and UDF X, are reimbursed for their degree of invested “participatory” interest in the Company’s construction loans, the degree of invested interest is not to succeed $2,000,000. The Company made payments of such participation interest, as a net amount against the construction loan interest, in 2014, 2013, and 2012, in the amounts of $2,260,000, $791,000, and $1,719,000, respectively.

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13) The Company pays UMTH LD, administrative and origination fees, for the construction loans in which UDF related parties take an invested interest in. The fees are withheld from construction draws funded to the borrower, and are in turn paid directly to UMTH LD. In 2014, 2013, and 2012, payments were made for the above administrative and origination fees in the amounts of $188,000, $201,000, and $161,000, respectively.

14) As of December 31, 2013, the Company had, included in other assets, a receivable from PSC of approximately $200,000. This balance was paid in full in 2014.

The chart below summarizes the approximate payments associated with related parties for the twelve months ended December 31, 2014, 2013 and 2012:

Related Party Payments:

		For Twelve Months Ended
Payee	Purpose	December 31, 2014		December 31, 2013		December 31, 2012
UMTHGS	Trust administration fees	$1,000,000	93%	$1,125,000	93%	$731,000	91%
UMTHGS	General & administrative - Shareholder Relations	78,000	7%	86,000	7%	76,000	9%
		$1,078,000	100%	$1,211,000	100%	$807,000	100%

PSC	Loan Servicing Fee	$1,000	7%	$5,000	100%	$19,000	100%
PSC	General & Administrative – Misc.	14,000	93%	-	0%	-	0%
		$15,000	100%	$5,000	100%	$19,000	100%

UMTH	Debt Placement Fees	$-	-	$150,000	100%	$-	-

UDF III	Credit Enhancement Fees	$104,000	100%	$78,000	100%	$66,000	100%

UDF IV	Participation Interest Paid	$2,260,000	100%	$791,000	100%	$1,696,000	100%

UDF X	Participation Interest Paid	$-	-	$-	-	$23,000	100%

UMTH LD	Admin and Origination Fees Paid	$188,000	100%	$201,000	100%	$161,000	100%

The chart below summarizes the approximate expenses associated with related parties for the twelve months ended December 31, 2014, 2013 and 2012:

Related Party Expenses:

		For Twelve Months Ended
Payee	Purpose	December 31, 2014		December 31, 2013		December 31, 2012
UMTHGS	Trust administration fees	$1,000,000	93%	$1,000,000	93%	$1,000,000	93%
UMTHGS	General & administrative - Shareholder Relations	76,000	7%	76,000	7%	76,000	7%
UMTHGS	General & administrative –Misc.	1,000	0%	1,000	0%	2,000	0%
		$1,077,000	100%	$1,077,000	100%	$1,078,000	100%
							%
PSC	Loan Servicing Fee	$1,000	7%	$5,000	100%	$19,000	100%
PSC	General & Administrative – Misc.	14,000	93%	-	-	-	-
		$15,000	100%	$5,000	100%	$19,000	100%

UMTH	Debt Placement Fees	$71,000	100%	$52,000	100%	$42,000	100%

UDF III	Credit Enhancement Fees	$114,000	100%	$77,000	100%	$109,000	100%

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PROPOSAL 2 – APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF EXECUTIVE COMPENSATION

We are asking that our shareholders cast an advisory vote on executive compensation usually referred to as ‘say-on-pay”. This proposal is required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under section 14A of the Exchange Act, United Mortgage Trust is seeking an advisory shareholder vote with respect to compensation for 2014, as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement. The shareholder vote on executive compensation is advisory only, and the result of the vote is not binding upon the Company or the Board. Although the resolution is non-binding, the Board will consider the outcome of the advisory vote on executive compensation when making future compensation decisions.

United Mortgage Trust’s executive compensation program is described elsewhere in this Proxy Statement. The Board of Trustees oversees the program and compensation awarded, adopting changes to the program and awarding compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program and awarding compensation as appropriate to reflect the Company’s circumstances and to promote the main objective of the program: to provide competitive overall pay to peers, taking into account company and individual performance, to effectively tie pay to performance.

This proposal allows our shareholders to express their views regarding the decisions regarding compensation. You may vote for or against the following resolution, or you may abstain. This vote is advisory and non-binding.

Resolved, that the stockholders approve the compensation of United Mortgage Trust’s officers, as disclosed under Securities and Exchange Commission rules, including the Compensation of Trustees material included in this Proxy Statement.

The Board Recommends a Vote “FOR” the foregoing resolution.

PROPOSAL 3 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Our Board of Trustees has ratified our Audit Committee’s appointment of the firm of Whitley Penn LLP to continue as our independent registered public accounting firm for the year ending December 31, 2015, subject to ratification of the appointment by our shareholders. If our shareholders do not ratify the appointment of Whitley Penn LLP, the Audit Committee will reconsider whether to retain Whitley Penn LLP, but may decide to retain Whitley Penn LLP as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in our best interest and that of our shareholders.

Assuming the presence of a quorum in person or by proxy at the Annual Meeting, the affirmative vote of a majority of all votes cast at the Annual Meeting is required to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Representatives of Whitley Penn LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

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OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPOINTMENT OF WHITLEY PENN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

Audit, Tax and Other Fees

The following table reflects fees billed by Whitley Penn LLP for services rendered to the Company in fiscal years 2014, 2013 and 2012:

Nature of Service	2014	2013	2012	Purpose
Audit fees	$141,000	$197,000	$204,000	For audit of the Company’s annual financial statements, review of Quarterly financial statements included in the Company’s Forms 10-Q and review of other SEC filings
Tax fees	$8,750	$10,300	$11,500	For preparation of tax returns and tax compliance
All other fees	--	--	--

All of the services and fees described above were approved by the Audit Committee.

The Trust has a policy of requiring that the Audit Committee pre-approve all audit and non-audit services (including the fees and terms thereof) provided to the Trust by the independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(b) of the Exchange Act and the rules and regulations of the SEC. The Audit Committee approved all of the services rendered by Whitley Penn LLP for the year ended December 31, 2014.

The Audit Committee accepts proposals from potential audit firms during the first quarter of each fiscal year and before the annual proxy statement is prepared. The Audit Committee reviews proposals and fees and makes its recommendation to shareholders in the annual proxy statement.

Security Ownership Of Principal Shareholders And Management

As of the Record Date, we had 8,378,669 shares issued, 6,425,000 shares outstanding, and 1,953,669 shares in treasury from the repurchase of shares through our Share Repurchase Plan. Except as otherwise set forth below, the following table sets forth certain information regarding the beneficial ownership of the shares as of the Record Date by (i) each person known by us to be the beneficial owner of more than five percent of our outstanding shares, (ii) each Trustee, nominee for Trustee, (iii) each executive officer, and (iii) all of our Trustees and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

Name	Number of Shares (1)		Percent of Class
Michele A. Cadwell (2)	12,500	(3)	0.19%
Phillip K. Marshall (2)	12,500	(3)	0.19%
Roger C. Wadsworth (2)	12,500	(3)	0.19%
Chuck Gillis (2)	12,500	(3)	0.19%
Leslie Wylie (2)	12,500	(3)	0.19%
All Trustees and Executive Officers as a Group (5 persons)	62,500	(4)	0.97%

(1)	For purposes of this table, shares indicated as being owned beneficially include shares that the beneficial owner has the right to acquire within 60 days of March 1, 2015. For the purpose of computing the percentage of the outstanding shares owned by a shareholder, shares that may be acquired during the 60 days following March 1, 2015 are deemed to be outstanding securities of the class owned by that shareholder but are not deemed to be outstanding for the purpose of computing the percentage by any other person.

(2)	A trustee and/or executive officer of the Company. The address of all trustees and officers is c/o United Mortgage Trust, 1301 Municipal Way, Suite 220, Grapevine, TX 76051, telephone (214) 237-9305 or (800)955-7917, facsimile (214) 237-9304.

(3)	Includes shares issuable upon the exercise of stock options at an exercise price of $20.00 per share.

(4)	Includes the shares described in footnote (3) above.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires a registrant’s executive officers and directors and persons who are beneficial owners of more than ten percent of a registered class of the registrant’s equity securities to file reports of ownership and changes in ownership with the SEC and to furnish copies of those reports to the registrant. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company by the executive officers, directors and greater than ten percent beneficial owners, all Section 16(a) filing requirements were satisfied during 2014.

AUDIT COMMITTEE REPORT

The Audit Committee acts pursuant to the Audit Committee Charter and is comprised of three members, all of whom are independent.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the accounting firm engaged as the Company’s independent registered public accountants. The independent public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee this process.

In carrying out these responsibilities, the Audit Committee, among other things:

•	monitors preparation of, and reviews, the quarterly and annual financial reports by the Company’s management;
•	supervises the relationship between the Company and its independent public accountants, including having direct responsibility for their appointment, compensation and retention; and
•	reviews the scope of their audit services; approving non-audit services; and confirms the independence of the independent public accountants.

The Audit Committee has reviewed and discussed with the Company’s President and with Whitley Penn LLP, the Company’s independent public accountants, the audited financial statements for 2014. The Audit Committee discussed with Whitley Penn LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, received the written disclosures and the letter from Whitley Penn LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and discussed with Whitley Penn LLP its independence, including a review of audit and non-audit fees. The Audit Committee also has considered whether Whitley Penn LLP’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that Whitley Penn LLP is independent from the Company and its management. With and without management present, the Audit Committee discussed and reviewed the results of Whitley Penn LLP’s examination of the Company’s financial statements for the year ended December 31, 2014.

Based upon the Audit Committee’s reviews and discussions referred to above, the Audit Committee recommended that the Board of Trustees include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC.

As discussed in Proposal No. 2, the Audit Committee has selected Whitley Penn LLP to serve as the Company’s independent public accounting firm for the fiscal year ending December 31, 2015.

Members of the Audit Committee
Philip K. Marshall— Chairman Charles M. Gillis Roger C. Wadsworth

  The preceding “Audit Committee Report” shall not be deemed soliciting material or to be filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

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MAILING OF MATERIALS; OTHER MATTERS

As of the date of this Proxy Statement, our Board of Trustees knows of no other matters which may properly be, or are likely to be, brought before the Annual Meeting. To date, we have received no shareholder proposals. However, if any proper matters are brought before the Annual Meeting, the persons named in the enclosed Proxy will vote them as our Board of Trustees may recommend.

At the Annual Meeting, in addition to the matters described above, there will be an address by our President and a general discussion period during which shareholders will have an opportunity to ask questions about our business and operations.

Shareholder Proposals for 2016 Annual Meeting

Under SEC regulations, any shareholder desiring to submit a proposal for inclusion in proxy solicitation material for our 2015 Annual Meeting of Shareholders, including any proposals for nominees for election as trustee at the 2016 Annual Meeting of Stockholders, must cause such proposal to be received at our executive offices located at 1301 Municipal Way, Suite 230, Grapevine, Texas 76051, Attention: Investor Services, no later than December 31, 2015, in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Shareholders also must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. If a shareholder wishes to present a proposal at our 2015 Annual Meeting of Shareholders, whether or not the proposal is intended to be included in the 2016 proxy materials, our bylaws currently require that the shareholder give advance written notice to Investor Services at our offices no earlier than November 27, 2015 and no later than December 31, 2015. Shareholders are advised to review our bylaws, which contain other requirements with respect to advance notice of shareholder proposals and trustee nominations. We presently anticipate holding the 2015 Annual Meeting of Shareholders in June 2016.

Annual Report and Form 10-K

All shareholders of record on the Record Date will be sent a copy of our 2014 Annual Report to Shareholders which contains our audited financial statements for the fiscal years ended December 31, 2014, 2013 and 2012.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2014 that was filed with the SEC may be obtained without charge (except for exhibits to that Form 10-K, which will be furnished upon payment to us of reasonable expenses in furnishing those exhibits). To obtain a copy of that Form 10-K or any of those exhibits, please send a written request to our Advisor, Attention: Investor Services, at our offices located at 1301 Municipal Way, Suite 230, Grapevine, Texas 76051, or from the SEC’s website located at www.sec.gov.

By Order of our Board of Trustees

/S/ Charles M. Gillis

Charles M. Gillis, Chairman

Grapevine, Texas

April 29, 2015

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Appendix A

UNITED MORTGAGE TRUST

Definitions from Declaration of Trust

"Independent Trustees" shall mean the Trustees who (i) are not affiliated, directly or indirectly, with the Advisor, a Sponsor or their Affiliates, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of the Advisor, a Sponsor or their Affiliates, (ii) do not serve as a director or trustee for more than three other REITs organized by a Sponsor, or advised by the Advisor and (iii) perform no other services for the Trust except as trustees. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Trustee has one of the foregoing relationships with the Advisor, a Sponsor or the Trust.

"Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such other Person, (iii) any executive officer, director, trustee or general partner of such Person and (iv) if such other Person is an executive officer, director, trustee or partner of another entity, then the entity for which that Person acts in any such capacity.

"Sponsor" shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, the Trust or any Person who will manage or participate in the management of the Trust and any Affiliate of any such Person, but does not include (i)any person whose only relationship with the Trust is that of an independent asset manager and whose only compensation from the Trust is as such, and (ii) wholly independent third parties such as attorneys, accountants and underwriters whose only compensation from the Trust is for professional services.

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Appendix B

UNITED MORTGAGE TRUST

Audit Committee of the Board of Trustees

Charter

A.	Purpose

The primary function of the Audit Committee is to aid the Board of Trustees in fulfilling its oversight responsibilities by reviewing:

☐	The financial reports and other financial information provided by the Company to any governmental department or agency or to the public;

☐	The Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

☐	The Company’s auditing, accounting and financial reporting processes generally;

☐	The open avenue of communication provided among the external auditor and internal auditors, who have direct responsibility to the Audit Committee and Board of Trustees, and financial management of the Company.

The Audit Committee’s primary duties and responsibilities are to:

☐	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

☐	Review and appraise the audit efforts of the Company’s accountants.

☐	Review and approve all related party transactions regardless of the dollar value of the transaction.

B.	Composition

The Audit Committee shall be comprised of two or more trustees as determined by the Board, a majority of which (at least one of which, if there are but two trustee members), shall be Independent Trustees. All Audit Committee members shall have a working familiarity with basic finance and accounting practices, and at least one member shall have an understanding of generally accepted accounting principles and financial statements and accounting or related finance accounting expertise.

The members of the Audit Committee shall be elected annually by the Board and shall serve until their successors are duly elected and qualified. Members of the Audit Committee shall designate a Chair by majority vote of the full Committee membership.

C. Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee shall meet at least annually with management and the independent accountants in separate sessions to discuss any matters that the Audit Committee or management believes should be discussed privately. In addition, the Audit Committee or at least its Chair shall meet with the independent accountants and management quarterly to review the Company’s financial statements.

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D. Responsibilities and Duties

The Audit Committee shall:

☐	Receive and review reports prepared by the Company’s independent accountants concerning:

o	the Company’s critical accounting policies;
o	alternative treatments of financial information within generally accepted accounting principles that have been discussed with management;
o	the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent accountants.

☐	Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants;

☐	Review with the Company’s financial management and the independent accountants the Company’s Report on Form 10-Q prior to its filing or prior to any release of earnings;

☐	Select the independent accountants, considering independence and effectiveness, and approve all fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountant’s independence;

☐	Evaluate and approve any non-audit related services, including tax services, to be provided to the Company by the independent accountants.

☐	Establish procedures for confidential and anonymous treatment of the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

☐	Engage, if needed or desired, independent counsel and other advisors.

☐	Review the performance of the independent accountants and approve any proposed termination of the independent accountants;

☐	Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the organization’s financial statements;

☐	Review the integrity of the Company’s internal and external financial reporting processes;

☐	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principals and practices as suggested by the independent accountants, management, or the internal auditing department;

☐	Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountings regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments;

☐	After completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information;

☐	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements;

☐	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented;

☐	Publish the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

☐	Review and update this Charter periodically.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY
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UNITED MORTGAGE TRUST

As a shareholder of United Mortgage Trust, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 23, 2015.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this X

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE FOR APPROVAL OF ALL THE NOMINEES AND THE PROPOSALS SET FORTH IN THE PROXY STATEMENT.

PROPOSAL 1 -
ELECTION OF THE COMPANY'S BOARD OF TRUSTEES:

	FOR all Nominees listed to the left	WITHOUT AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
NOMINEES:	☐	☐

(01) Charles M. Mills
(02) Michele A. Cadwell
(03) Phillip K. Marshall
(04) Roger C. Wadsworth
(05) Leslie Wylie

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

	FOR	AGAINST	ABSTAIN
PROPOSAL 2 - APPROVAL ON A NON-BINDING ADVISORY BASIS, EXECUTIVE COMPENSATION	☐	☐	☐
PROPOSAL 3 - RATIFICATION OF WHITLEY PENN, L.L.P. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 2015	☐	☐	☐

THE PROXY WILL BE VOTED AS DIRECTED, BUT WHERE NO DIRECTION IS GIVEN, IT WILL BE VOTED FOR THE APPROVAL OF ALL THE NOMINEES AND THE PROPOSAL SET FORTH ABOVE. COPIES OF THE NOTICE OF THE MEETING DATED JUNE 24, 2015 AND OF THE PROXY STATEMENT HAVE BEEN RECEIVED BY THE UNDERSIGNED.

VOTING IS VERY IMPORTANT. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE OR VOTE VIA PHONE OR INTERNET.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature__________________________ Signature, if held jointly__________________________ Date________, 2015.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.